UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2010

The GC Net Lease REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-159167

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

(310) 606-5900

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, The GC Net Lease REIT, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Report on Form 8-K dated June 4, 2010, for the purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K with respect to the Registrant’s acquisition of a property located in Monee, Illinois (the “Will Partners property”) in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Item 9.01. Financial Statements

STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR WILL PARTNERS PROPERTY

Year Ended December 31, 2009

Report of Independent Auditors

To the Board of Directors

GC Net Lease REIT, Inc.

We have audited the accompanying statements of revenues and certain expenses of the Will Partners property (the “Property”) for each of the three years ended December 31, 2009. These statements of revenues and certain expenses is the responsibility of management of the Property. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain revenue and expenses (described in Note 2) that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the Property.

In our opinion, the statements of revenues and certain expenses presents fairly, in all material respects, the revenue and certain expenses, as described in Note 2, of the Property for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Los Angeles, California

August 20, 2010

STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR WILL PARTNERS PROPERTY

	For the Years Ended December 31,			For the Period Ended June 30,
	2007	2008	2009	2010
				(Unaudited)
Revenues:
Rentals	$2,279,000	$2,279,000	$2,279,000	$1,150,000
Property Tax Recovery	454,000	425,000	431,000	237,000

Total Revenue	2,733,000	2,704,000	2,710,000	1,387,000
Property Tax Expense	(454,000)	(425,000)	(431,000)	(237,000)

Excess of Revenue Over Certain Expense	$2,279,000	$2,279,000	$2,279,000	$1,150,000

See accompanying notes

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEARS ENDED

DECEMBER 31, 2007, 2008 AND 2009

1. Organization

The GC Net Lease REIT, Inc. (the “Company”), through The GC Net Lease REIT Operating Partnership, LP (the “Operating Partnership”), will acquire the ownership interests in a single-story, warehouse/distribution facility located in Monee, Illinois (the “Will Partners property”) from three unaffiliated third parties and an entity owned by an affiliate of the Company's sponsor. The Will Partners property is 100% leased to a single tenant, World Kitchen, LLC (“World Kitchen”), on a net lease basis, obligating World Kitchen to all costs and expenses to operate and maintain the property, including capital expenditures. See Note 4 below.

2. Significant Accounting Policies

Basis of Presentation

The accompanying statement of revenues and certain expenses has been prepared to comply with the Regulation S-X Rule 3-14 of the Securities and Exchange Commission. The statement includes only those costs for which the Company would be responsible.

The Will Partners property is not a legal entity and the accompanying statement is not representative of the actual operations for the period presented, as certain revenue and expenses that may not be comparable to the revenue and expense the Company expects to incur in the future operations of the Will Partners property have been excluded. Excluded items consist of interest income, straight-line rent, certain operating expenses as a result of the type of lease, depreciation and amortization, management fees, and interest costs associated with the related debt.

An audited statement is being presented for the three most recent years due to the Will Partners property being contributed by an affiliate of the Company’s sponsor. Management is not aware of any factors related to the Will Partners property that would cause this financial information not to be indicative of future operating results.

Revenue Recognition

The lease of the Property is accounted for as an operating lease. Revenue is recognized based on the contractual provisions of the lease. Property taxes are paid directly by World Kitchen. Property tax recovery, however, is reflected in the statement as the Company has ultimate responsibility for these expenses.

Use of Estimates

The preparation of the financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates.

3. Related Party Transactions

The Will Partners property is being acquired by the Company, through the Operating Partnership, from three third parties and an affiliate of the Company’s sponsor. The third parties and the affiliate will receive limited partnership units in exchange for the Will Partners property.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEARS ENDED

DECEMBER 31, 2007, 2008 AND 2009

4. Subsequent Events

Acquisition of Will Partners Property (Unaudited)

On June 4, 2010, the Company, through the Operating Partnership, acquired all of the ownership interests in the Will Partners property for an acquisition price of approximately $26.31 million. The Operating Partnership issued approximately 813,000 limited partnership units, at a price per share of $9.20, or $7.48 million, in exchange for the seller’s ownership interests. As discussed below, the balance of the acquisition price was financed with $16.9 million from a credit facility, approximately $1.75 million of cash raised in the Public Offering, and the Company’s prorated share of the June rent payment, $173,325, that was paid at closing and recorded as prepaid rent.

Lease Amendment

The World Kitchen lease was amended as part of the acquisition, which, among other items, extended the lease term from the original expiration of March 31, 2015 to February 29, 2020. The remaining lease term as of the acquisition date was approximately 10 years. The future minimum lease payments to be received under the non-cancelable operating lease beginning at the acquisition date are as follows:

2010	$1,155,500
2011	2,311,000
2012	2,311,000
2013	2,311,000
2014 and after	15,047,167

Total	$23,135,667

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2010

(Unaudited)

The following unaudited pro forma condensed consolidated balance sheets are presented to reflect (1) the acquisition of one single-tenant, full net lease property by unaffiliated third parties and an affiliate of the Company’s sponsor; (2) the financing of the acquired property with the Credit Facility; and (3) the issuance of 813,000 limited partnership units of The GC Net Lease REIT Operating Partnership, LP, in exchange for the acquired property. The historical, June 30, 2010 balance sheets and the unaudited pro forma condensed consolidated balance sheets are the same at the end of the period.

The unaudited pro forma condensed consolidated balance sheets should be read in conjunction with the unaudited Consolidated Balance Sheets of The GC Net Lease REIT, Inc., (the Company), and accompanying notes thereto, as of June 30, 2010, included in the Company’s quarterly report filed on Form 10Q for the three and six month periods ended June 30, 2010, and the audited Consolidated Balance Sheets contained in the annual report on Form 10K for the year ended December 31, 2009.

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2010

(Unaudited)

June 30, 2010
Assets:
Rental properties, net	$77,668,307
Deferred rent – above market leases	1,481,424
Cash and cash equivalents	2,342,168
Restricted cash	1,000,699
Deferred financing costs, net	576,757
Due from affiliates	238,069
Deferred rent receivable and other accounts receivables	737,071

Total Assets	$84,044,495

Liabilities:
Mortgage payable, including restricted cash reserves	$34,874,845
Credit facility	16,900,000
Deferred rent – below market leases	558,323
Due to affiliates	944,976
Accounts payable and other liabilities, including distributions payable	901,948

Total Liabilities	$54,180,092

Noncontrolling interests subject to redemption	7,480,000
Common stock subject to redemption	42,898

Stockholders’ Equity:
Preferred Stock, $0.001 par value, 200,000,000 shares authorized, 0 shares issued and outstanding	$—
Common Stock, $0.001 par value, 700,000,000 shares authorized, 902,314 shares issued and outstanding	9,014
Additional paid-in capital	7,375,837
Cumulative distributions	(269,415)
Accumulated deficit	(538,441)

Total GC Net Lease REIT, Inc. stockholders’ equity	6,576,995

Noncontrolling interests	15,764,510

Total equity	22,341,505

Total liabilities and stockholders’ equity	$84,044,495
Book value per share, including noncontrolling interests	$7.94

See accompanying notes

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

The following unaudited pro forma condensed consolidated statements of operations of the Company, as of December 31, 2009 and June 30, 2010, are presented as if (1) affiliates of the Company contributed two single-tenant, full net lease properties and acquired a single-tenant, full net lease property from three unaffiliated third parties and an affiliate of the Company’s sponsor; (2) the Company assumed the related secured mortgage debt in conjunction with the contribution of the first two properties (the unaudited pro forma condensed consolidated statements of operations reflect the terms of the Renfro debt and the Renfro lease as if in place on January 1, 2009); (3) the acquired property was financed from the Credit Facility as if in place on January 1, 2009 and January 1, 2010; (4) the issuance of 2.02 million and 813,000 limited partnership units of the Operating Partnership in exchange for the contributed properties and the acquired property, respectively; and (4) the Company issued 129,032 shares at $9.30 per share and the receipt of cash as of January 1, 2009. The pro forma condensed consolidated statements of operations for the year ended December 31, 2009 are presented as if the contribution and acquisition of the properties and the respective property debt occurred on January 1, 2009. The pro forma condensed consolidated statements of operations for the six months ended June 30, 2010, are presented as if the acquired property and the related debt financing occurred on January 1, 2010.

The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the Consolidated Balance Sheets and Consolidated Statements of Operations of The GC Net Lease REIT, Inc. and accompanying notes thereto, as of December 31, 2009, included in the Company’s annual report filed on Form 10K for the year ended December 31, 2009 and the unaudited consolidated financial statements of The GC Net Lease REIT, Inc. and accompanying notes thereto, as of and for the six month period ended June 30, 2010, included in the Company’s quarterly report filed on Form 10Q for the three and six month periods ended June 30, 2010. In the Company’s opinion, all adjustments necessary to reflect the effects of the properties contributed and acquired, the respective debt, and the issuance of the Company’s shares and limited partnership units have been made.

The pro forma condensed consolidated statements of operations are not necessarily indicative of what the actual operating results would have been had the properties been contributed on January 1, 2009 and January 1, 2010, respectively, nor do they purport to represent our future operating results.

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

December 31, 2009

(Unaudited)

	Historical	Renfro Historical	Plainfield Historical	Will Partners Historical	Pro Forma Adjustment		Pro Forma
Revenue:
Rent revenue	$2,507,487	$840,052	$1,086,750	$2,278,523	$25,301	a	$6,738,113
Tenant recoveries – Property taxes	213,878	67,560	101,156	431,011	—	a	813,605
Interest income	11,212	—	—	—	—		11,212

Total revenue	2,732,577						7,562,930

Asset management fee	$219,674				387,536	b	$607,210
Property management fee	68,442				137,974	c	206,416
Property tax expenses	213,878	67,560	101,156	431,011	—	a	813,605
General and administrative	683,769				—	d	683,769
Acquisition fees and expenses	1,637,592				909,362	e	2,546,954
Depreciation and amortization expense	920,919				1,636,889	f	2,557,808
Interest expense	1,223,889				2,030,993	g	3,254,882

Total expenses	4,968,163	—	—	—	—		$10,670,644

Net loss	$(2,235,586)	—	—				$(3,107,714)
Net loss attributable to noncontrolling interest	$(1,989,071)	—	—			h	$(2,921,562)
Net loss available to common stockholders	$(246,515)	—	—				$(186,152)

Net loss per share, basic and diluted, for the six months ended December 31, 2009	$(1.79)	—	—				$(1.03)
Weighted average shares – basic and diluted, for the quarter ended December 31, 2009	137,598	—	—			h	181,786

See accompanying notes

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

June 30, 2010

(Unaudited)

	Historical	Will Partners Historical	Pro Forma Adjustment		Pro Forma
Revenue:
Rent revenue	$2,518,487	976,762	(43,742	)a	$3,451,507
Tenant recoveries – Property taxes	232,922		201,047	a	433,969
Interest income	2,804		—		2,804

Total revenue	2,754,213				3,888,280

Asset management fee	$219,544		83,848	b	$303,392
Property management fee	69,364		29,465	c	98,829
Property tax expenses	232,922		201,047	a	433,969
General and administrative	413,428		—	d	413,428
Acquisition fees and expenses	909,362		—	e	909,362
Depreciation and amortization expense	1,175,756		405,768	f	1,581,524
Interest expense	1,223,258		415,693	g	1,638,951

Total expenses	$4,243,634				$5,379,455

Net loss	$(1,489,421)				$(1,491,175)
Net loss attributable to noncontrolling interest	$(1,197,495)			h	$(1,258,402)
Net loss available to common stockholders	$(291,926)				$(232,773)

Net loss per share, basic and diluted, for the six months ended June 30, 2009	$(0.55)				$(0.44)
Weighted average shares – basic and diluted, for the quarter ended June 30, 2010	527,741			h	527,741

See accompanying notes

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Rental Properties

On April 21, 2009, the board of directors approved the contribution of certain properties from Plainfield Partners, LLC, (“Plainfield”) and Renfro Partners, LLC, (“Renfro”), affiliates of The GC Net Lease REIT, Inc. (the “Company”), to The GC Net Lease Operating Partnership, LP, (the “Operating Partnership”), and the contribution was completed on June 18, 2009. The properties are occupied by Chicago Bridge & Iron and Renfro Corporation, respectively. These properties were contributed upon the Company fulfilling its minimum offering requirement, among other events.

Further, on May 10, 2010, the board of directors approved the acquisition, by the Operating Partnership, of the ownership rights in Will Partners Investors, LLC (“Will Partners”) from three unaffiliated third parties and an affiliate of the Company’s sponsor. The acquisition was completed on June 4, 2010. The Will Partners property is occupied by World Kitchen, LLC.

All three leases are full net leases, obligating each tenant to all expenses and costs of operating and maintaining the respective property, including capital expenditures.

Plainfield Partners, LLC, Renfro Properties, LLC and Will Partners, LLC are heretofore referred to as the “Properties”.

In accordance with Accounting Standards Codification (“ASC”) 805-10, “Business Combinations”, (“ASC 805-10”), the Company performs the following procedures when allocating the contributed or acquired value of the real estate: (1) estimate the value of the real estate as of the transaction date on an “as if vacant basis”; (2) allocate the “as if vacant” value among land, building, and tenant improvements; (3) calculate the value of the intangible assets and liabilities as the difference between the “as if vacant” value and the contributed value; and (4) allocate the intangible value to the above, below and at market leases, leasing costs associated with in-place leases, tenant relationships and other intangible assets. Plainfield and Renfro have been allocated, as of the contribution and acquisition dates, in accordance with the methodology discussed above, and are presented in the unaudited pro forma condensed consolidated balance sheets. The Will Partners’ allocation has not been finalized as of the date of this report, but will be completed by the end of the year. No material changes are anticipated.

The value allocated to building is depreciated and tenant improvements are amortized on a straight-line basis over an estimated useful life. The building is depreciated over a 40 year useful life and tenant improvements are amortized over the remaining contractual, non-cancelable term of the in-place lease. The value of above and below market leases are amortized over the remaining contractual, non-cancelable term of the in-place lease and recorded as either an increase (for below market leases) or a decrease (for above market leases) to rental income. Costs associated with originating these leases are amortized over the remaining contractual, non-cancelable term of the in-place lease, and are included in rental properties, net, in the accompanying unaudited pro forma condensed consolidated balance sheets.

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheets

The Unaudited Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2010 reflects the following:

a. The unaudited pro forma condensed consolidated balance sheets include the contribution and acquisition of the Properties to the Operating Partnership, in exchange for limited partnership units, and the assumption and financing of debt and cash payment. The contribution value of the Renfro and Plainfield properties is reflected at cost in the unaudited pro forma condensed consolidated balance sheets of the Company. The acquisition value of the Will Partners property is reflected in the unaudited pro forma condensed consolidated balance sheets of the Company at fair market value. Rental properties, net, is comprised of:

	Renfro/Plainfield	Will Partners	Total
Building and improvements	$41,456,671	$18,654,174	$60,110,845
Land at fair market value	5,108,916	1,494,108	6,603,024
Intangible leasing assets	8,289,273	4,761,842	13,051,115
In-place lease valuation	(498,743)	1,395,154	896,411
Less accumulated depreciation and amortization	(1,987,647)	(82,340)	(2,069,987)

Total	$52,368,470	$26,222,938	$78,591,408

The unaudited pro forma condensed consolidated balance sheets reflect the assumption of approximately $34.16 million of existing debt as part of the Plainfield and Renfro contribution. On January 29, 2009 the Renfro property debt was refinanced. The aggregate loan amount was $13.0 million and consists of: (i) $8.0 million (“term debt”) to partially pay off the prior loan, and (ii) $5.0 million as a revolving line of credit (“line of credit”) to pay off the remaining balance of the prior loan and approximately $2.0 million to fund the tenant improvement allowance. The term debt has a three year term, and expires on January 31, 2012. The interest rate on the term debt is fixed at 6.50% for the term of the loan. The term debt calls for monthly, interest only payments during the tenant improvement period, then monthly payments of principal and interest, based on a 25 year amortization schedule, for the remainder of the term. The tenant improvement period expired in January 2010 with the final disbursement of the tenant improvement reserve and loan commenced amortization with the March 1, 2010 payment. The balance of the term loan on June 30, 2010 was $7.9 million.

The line of credit has an initial term of one year, with an original expiration of January 29, 2010. The line of credit was extended on January 29, 2010 for six months to July 29, 2010, with an automatic additional six month extension. The Company exercised the additional six month extension and extended the line of credit to January 29, 2011. The interest rate on the line of credit is fixed at 6.50%. The line of credit provides for monthly, interest only payments, with the balance due on January 29, 2011. Both loans are guaranteed by an affiliate, and are secured by a first mortgage and assignment of rents and leases on the Renfro property.

The Plainfield property debt had an original loan amount of $21.5 million, and a fixed rate of 6.65%. The balance of the loan on the contribution date was $21.16 million. The terms of the loan require monthly principal and interest payments. The loan is secured by a first mortgage and security agreement on our interest in the underlying Plainfield property, a fixture filing, and an assignment of leases, rents, income and profits. The loan has an initial term of 10 years and matures in November 2017. As of June 30, 2010 the unamortized loan principal was $20.9 million.

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

On June 4, 2010, the Company, through the Operating Partnership, entered into a credit agreement, which provides the Company with an initial $25 million credit facility (the “Credit Facility”) to finance the acquisition of properties. The terms of the Credit Facility provide for monthly, interest-only payments with the balance due on June 4, 2013. The Credit Facility is guaranteed by the Company and is secured by a security agreement on the Operating Partnership’s interest in the underlying property, a fixture filing, and an assignment of leases, rents, income and profits. Additionally, under the terms of the Credit Facility, the Operating Partnership has the option of selecting the applicable variable rate for each revolving loan, or portion thereof, of either (a) LIBOR multiplied by the Statutory Reserve Rate (as defined in the Credit Facility) to which the administrative agent is subject, with respect to this rate, for Eurocurrency funding (the “LIBOR-based rate”), plus 3.75%, or (b) an alternate base rate, which is the greater of the (i) Prime Rate, (ii) Federal Funds Rate plus 0.50%, or (iii) the adjusted LIBOR-based rate set forth in subsection (a) plus 3.75%. These rates are subject to a minimum LIBOR of 2.00%. Prior to December 4, 2011, the Operating Partnership may request an increase in the total commitments under the Credit Facility up to $150 million, subject to certain conditions. The Operating Partnership made an initial draw of $16.9 million to acquire the Will Partners property. The Operating Partnership elected to have the LIBOR-based rate apply to such loan, which amounted to an initial interest rate of 5.75%. The Operating Partnership may change this election from time to time, as provided by the Credit Facility terms. Pursuant to the Credit Facility terms, the Operating Partnership, in consolidation with the Company, is subject to certain loan compliance covenants. Compliance with these covenants will be required beginning with the quarter ended September 30, 2010.

In exchange for the Properties, the Operating Partnership issued 2.83 million limited partnership units. The Operating Partnership units issued for the Will Partners property are reflected on the unaudited pro forma condensed consolidated balance sheets as “Noncontrolling interests subject to redemption”, as the Company can only exchange these units for cash, after being held by the limited partner for a minimum of one year, pursuant to the contribution agreement.

Restricted cash consists of tenant improvement allowances, initially $2.0 million and $7.4 million for Renfro Corporation and Chicago Bridge & Iron, respectively. These allowances were funded in conjunction with the respective property debt. As of June 30, 2010 the reserves were fully expended. As part of the Will Partners acquisition the Company assumed a replacement reserve of $742,000. Additionally, Chicago Bridge & Iron and World Kitchen are required to fund a replacement reserve, monthly, as a term of the lease. As of June 30, 2010 Chicago Bridge & Iron had deposited $258,000 into the Plainfield Partners, LLC property replacement reserve, and the combined reserve deposits were approximately $1.0 million.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

The historical amounts for the Properties presented include operating revenues and certain operating expenses as required by regulation 3-14. Other property level expenses, such as depreciation and management fees, are presented as pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations, and are derived from the results of each transaction:

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

a. The pro forma adjustments reflect the contribution and acquisition of the Properties as of January 1, 2009 and January 1, 2010 and include adjustments to reflect the following:

The historical rent revenue represents the contractual rent, straight line rent and in-place lease valuation amortization from the contribution date of Plainfield and Renfro to December 31, 2009. The Plainfield and Renfro historical amounts represent contractual rent as if the property had been contributed as of January 1, 2009. Will Partners historical rent revenue includes the contractual amount pursuant to the lease in effect during the time period presented. The Pro Forma Adjustments are represented to adjust contractual rent revenue to a straight-line and the amortization of in-place lease valuation, in accordance with ASC 805-10, for each property, as if the property was acquired on January 1, 2009. The following summarizes the adjustment made to rent revenue for the period ended December 31, 2009:

	Renfro Corporation	Chicago Bridge & Iron (Plainfield)	World Kitchen (Will Partners)	Total
Adjustment to straight-line	$60,444	$115,272	$(24,221)	$151,495
(Above)/below market, in-place rent	(4,284)	21,183	(143,093)	(126,194)

Total rent revenue adjustment	$56,160	$136,455	$(167,314)	$25,301

The unaudited pro forma adjustment to rental revenue for Will Partners for the six months ended June 30, 2010 consisted of the following:

World Kitchen
Adjustment to Straight-line	$17,071
(Above)/Below market, in-place rent	(60,813)

Total Base Rent	$43,742

Property tax recovery is reflected in the statements as the Company has ultimate responsibility for these expenses.

The following are the explanations for other operating and property level expenses included in the December 31, 2009 (for the Properties) and June 30, 2010 (for Will Partners) unaudited pro forma condensed consolidated statements of operations:

b. Asset management fees are paid monthly to the Advisor at 0.0625%, or 0.75% annually, based on the aggregate book value of the properties, pursuant to the Advisory Agreement dated February 10, 2009. The aggregate book value for Renfro, Plainfield and Will Partners was $21.7 million, $32.66 million, and $26.31 million respectively, at the beginning of each period.

c. Property management fees will be paid to The GC Net Lease REIT Property Management, LLC monthly at 3.0% of gross property revenues, pursuant to the Property Management Agreement.

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

d. General and administrative expenses consist of organizational costs, professional fees for legal and accounting, as well as other corporate related expenses. The Company became liable for organizational costs advanced by the Company’s advisor on May 6, 2009, when the Company sold the minimum number of shares required to commence operations.

e. Acquisition fees and expenses are incurred with each contribution and acquisition transaction. The amount incurred for Renfro and Plainfield, and Will Partners was $1.64 million and $909,362, respectively.

f. Depreciation expense is reflected in the pro forma based on an estimated useful life of 40 years at the contributed basis or acquisition price for building and building improvements, and the remaining contractual, in-place lease term for intangible lease value. Intangible lease costs are included and amortized over the remaining lease term. The following table summarizes the depreciation and amortization expense adjustment to the unaudited pro forma condensed consolidated statements of operations, by asset category:

For the year ended December 31, 2009:

	Renfro	Plainfield	Will Partners	Total
Building and building improvements	$173,102	$201,413	$466,354	$840,869
Tenant absorption and leasing costs	134,542	173,084	488,394	796,020

Total	$307,644	$374,497	$954,748	$1,636,889

For the six month period ended June 30, 2010:

Will Partners
Building and building improvements	$198,201
Tenant absorption and leasing costs	207,567

Total	$405,768

g. Interest expense related to the acquired and assumed property debt is reflected in the pro forma based on the interest rates and terms described in Note A. The following table summarizes the interest expense adjustments to the unaudited pro forma condensed consolidated statements of operations as of December 31, 2009:

December 31, 2009
Renfro (at a rate of 6.50%)	$396,680
Plainfield (at a rate of 6.65%	662,563
Will Partners (at a rate of 5.75%)	971,750

Total	$2,030,993

For the six month ended June 30, 2010 the Will Partners interest expense adjustment was $415,693, pursuant to the terms described in Note A.

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

h. Net loss attributable to noncontrolling interest is derived as if the limited partnership units were issued for the Properties as of January 1, 2009 and converted to common stock (approximately 94.0% of total shares as if converted), and January 1, 2010 (approximately 84.4% of total shares as if converted). Earnings per share of common stock is calculated based on the actual weighted average shares outstanding for the twelve month period ended December 31, 2009 and the 129,032 shares issued that met the minimum offering requirement as if outstanding on January 1, 2009. Weighted average common shares for June 30, 2010 have not been adjusted. The following table summarizes the weighted average shares outstanding the end of each period and the allocable percentage of noncontrolling interest:

	For the year ended December 31, 2009	For the six months ended June 30, 2010
Weighted average shares outstanding (initial capitalization of the Company)	100	—
Weighted average shares outstanding (initial issuance), as if outstanding at the beginning of the period, and outstanding for the six months ended June 30, 2010	129,032	—
Weighted average shares outstanding (subsequent issuances)	52,755	527,741

Total weighted average shares outstanding	181,786	527,741

Operating partnership units issued in the initial capitalization of the operating partnership (W)	20,000	20,000
Operating partnership units issued in conjunction with the contribution of Renfro and Plainfield, and as if converted to common stock (X)	2,020,000	2,020,000
Operating partnership units issued in conjunction with the acquisition of Will Partners, and as if converted to common stock (X)	813,043	813,043

Total outstanding shares (Y)	3,034,829	3,380,784
Percentage of operating partnership units (noncontrolling interests) to total outstanding shares (W+X)/(Y)	94.01%	84.4%
Net loss allocable to noncontrolling interest based on the percentage of operating partnership units outstanding to total outstanding shares	($2,921,562)	($1,258,402)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GC NET LEASE REIT, INC.

Date: August 20, 2010	By:	/s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer